SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2013

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;APPOINTMENT OF CERTAIN OFFICERS; COPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
As reported in Item 5.07 (below) our shareholders have overwhelmingly approved the 2014 Annual Incentive Compensation Plan and the Amended and Restated 2014 Equity Incentive Plan (“the 2014 Plans”). Our proxy statement for today’s Annual Meeting of Shareholders, first mailed to shareholders on April 5, 2013 and amended on May 14, 2003, contains both a general description of the 2014 Plans and copies of the 2014 Plans as Exhibits A and B. With today’s shareholder approval, the Amended and Restated 2014 Equity Incentive Plan is now effective and all future equity awards, including the awards made for non-management Director compensation at today’s meeting of the Board of Directors, will be made under the terms of this Plan. These awards were made upon the recommendation of our Compensation Committee, which is comprised solely of independent directors. Further, as of this date, as resolved by the Compensation Committee and as described in a Current Report on Form 8K filed on May 14, 2014, no further shares are reserved for issuance under the ProAssurance Corporation 2008 Equity Incentive Plan.

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
At the Annual Meeting of Shareholders of ProAssurance Corporation, held on May 22, 2013, our shareholders voted on four proposals with the following outcomes:
(a)William J. Listwan, M.D., John J. McMahon, Jr., Esq., and W. Stancil Starnes, Esq. were re-elected to the Board to serve a three-year term ending at the Annual Meeting of Shareholders in 2016 and until their successors are elected and qualified. Voting was as follows:

	For	Withheld
William J. Listwan, M.D.	45,985,747	2,728,264
John J. McMahon, Jr., Esq.	45,023,968	3,690,043
W. Stancil Starnes, Esq.	46,526,571	2,187,440

(b)The selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year-ending December 31, 2013 was ratified by the following vote:

For	Against	Abstain
53,509,659	710,246	4,147

(c)The ProAssurance Corporation 2014 Annual Incentive Plan was approved by the following vote:

For	Against	Abstain
47,503,793	1,171,240	38,978

(d)The ProAssurance Corporation Amended and Restated 2014 Equity Incentive Plan was approved by the following vote:

For	Against	Abstain
44,049,855	4,616,048	48,108

(e)The 2012 compensation of our named executive officers was approved, on an advisory basis, by the following vote:

For	Against	Abstain
47,068,763	1,587,479	57,769

There were a total of 5,510,041 broker non-votes on matters (a), (c), (d) and (e).

Victor T. Adamo did not stand for re-election due to his upcoming retirement. Messers Bloodworth and Nabers are entering their final year of Board service due to age-related requirements as set forth in our By-Laws.

Item 7.01 REGULATION FD DISCLOSURE
On May 22, 2013, we issued news releases reporting the Board actions described in Items 5.07 and 8.01. We have included a copy of these releases in this Current Report on Form 8K as exhibits 99.1 and 99.2.

Item 8.01 OTHER EVENTS
Declaration of Dividend
On May 22, 2013, our Board of Directors declared a quarterly dividend of $0.25 per common share. The record date for the dividend is June 27, 2013 and the payment date is July 12, 2012. Under the dividend policy updated on December 5, 2012, our Board of Directors anticipates a total annual dividend of $1.00 per share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends is subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.

Lead Director
Robert E. Flowers, M.D. was re-elected to serve as our Lead Director by a unanimous vote of the non-employee, independent directors of ProAssurance.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
99.1Our news release, dated May 22, 2013, announcing a quarterly cash dividend declared by our Board at their meeting on May 22, 2013.
99.2Our news release, dated May 22, 2013, announcing the results of voting at the 2013 Annual Meeting of Shareholders.
We are furnishing Exhibits 99.1 and 99.2 to this Current Report on Form 8-K in support of Item 7.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2013
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
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Frank B. O’Neil Senior Vice-President